For Immediate Release

Ruby Tuesday, Inc. to Explore Strategic Alternatives

Maryville, TN – March 13, 2017 – (Business Wire) – Ruby Tuesday (NYSE: RT) today announced it will explore strategic alternatives in order to maximize shareholder value and position the business for long-term success. The Board of Directors will consider all strategic alternatives including, but not limited to a potential sale or merger of the Company, and has retained UBS as its financial advisor to assist in the process.

“Ruby Tuesday is an iconic American brand with a 45 year legacy of serving local communities great American fare. While we continue to focus on executing against our Fresh Start initiatives including the rollout of our Fresh New Menu, Fresh New Garden Bar and Fresh Experience, we believe now is the right time to explore strategic alternatives that have the potential to position the business for long-term success and to carry that legacy forward,” said Stephen Sadove, Non-Executive Chairman of Ruby Tuesday. "We are confident the process will identify the best strategic avenues to maximize the value of our business and achieve the best result for our shareholders, franchisees, and team members."

Ruby Tuesday is in the beginning stage of the strategic and financial review, and no assurance can be given as to its outcome or timing. The Company does not intend to make any further public comment regarding the review until it has been completed.

Preliminary Fiscal Third Quarter 2017 Results

The Company also announced the following preliminary unaudited financial results for the fiscal third quarter ended February 28, 2017.

▪	Total revenue, including franchise revenue, of approximately $225.7 million.

▪	Same restaurant sales declined approximately 4.0%.

▪	Total cash balance of approximately $32.6 million.

The information presented above is based upon information available to the Company as of the date of this press release, is not a comprehensive statement of the Company’s financial results for the fiscal third quarter ended February 28, 2017 and has not been audited or reviewed by the Company’s independent registered public accounting firm. The Company’s actual results as of and for the fiscal third quarter ended February 28, 2017 may differ materially from this preliminary data. During the course of the preparation of the Company’s interim financial statements and related notes for the fiscal third quarter ended February 28, 2017, additional adjustments to the preliminary financial information presented below may be identified. Any such adjustments may be material.

About Ruby Tuesday, Inc.

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday brand restaurants. As of November 29, 2016, there were 613 Ruby Tuesday restaurants in 42 states, 14 foreign countries, and Guam. Of those restaurants, we owned and operated 546 Ruby Tuesday restaurants and franchised 67 Ruby Tuesday restaurants, comprised of 18 domestic and 49 international restaurants. Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets. For more information about Ruby Tuesday, please visit www.rubytuesday.com. Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol: RT).

Safe Harbor Statement

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that there has been no decision as to whether the Company will elect to pursue any of the strategic alternatives it may consider, and there can be no assurance that any such alternatives will result in changes to the Company's business plan or a sale of the Company and that the preliminary financial information presented herein is based upon information available to the Company as of the date of this press release and the Company’s actual results may differ materially from this preliminary data. Investors are also cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation: risks related to the Company’s business strategy; risks related to the Company’s ability to operate successfully in the current challenging economic environment; risks related to the Company’s efforts to strengthen its brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Part I, Item A of the Company’s Annual Report on Form 10-K for the year ended May 31, 2016. The Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:

ICR

Media Relations

Jessica Liddell, 203-682-8208

RubyTuesday@icrinc.com

Or

Investor Relations

Melissa Calandruccio, CFA, 646-277-1273

RubyTuesdayIR@icrinc.com